Exhibit (d)(28)

FAX (713) 651-0849

1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2006 in the Energy Partners, Ltd. Tender Offer.

RYDER SCOTT COMPANY, L.P.

Houston, Texas

March 23, 2007

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (303) 623-9147	FAX (303) 623-4258